UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

PROLOR BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52691	20-0854033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Golda Meir Street

Weizmann Science Park

Nes-Ziona, Israel 74140

(Address of principal executive offices) (Zip Code)

(866) 644-7811

Registrant’s telephone number, including area code

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. – Entry into a Material Definitive Agreement.

On April 23, 2013, PROLOR Biotech, Inc., a Nevada corporation (the “Company”), OPKO Health, Inc., a Delaware corporation (“OPKO”), and POM Acquisition, Inc., a Nevada corporation and a direct wholly owned subsidiary of OPKO (“POM”), entered into an agreement and plan of merger (the “Merger Agreement”). Pursuant to the Merger Agreement, POM will be merged with and into the Company (the “Merger”) and the Company will be the surviving corporation and OPKO’s wholly owned subsidiary. The Merger is intended to qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), so that none of OPKO, the Company nor any of the Company stockholders generally will recognize gain or loss in the transaction.

At the effective time of the merger (the “Effective Time”), each issued and outstanding share of the Company’s common stock, par value $0.00001 per share (the “Company Common Stock”), automatically will be converted into and exchanged for the right to receive 0.9951 of a share of OPKO’s common stock, par value $0.01 per share (the “Exchange Ratio”). In addition, subject to certain limitations described in the Merger Agreement (1) all warrants to purchase Company Common Stock will be converted into and become rights with respect to OPKO’s common stock (the “Parent Common Stock”), and OPKO shall assume each warrant in accordance with the terms of such warrant, subject to adjustment by the Exchange Ratio, and (2) each option to purchase one share of Company Common Stock will be converted into and become rights with respect to Parent Common Stock, and OPKO will assume each such option, in accordance with the terms of the applicable option plan and/or stock option agreement, subject to adjustment by the Exchange Ratio. The Merger Agreement provides that the directors and officers of POM immediately prior to the Effective Time will continue as the directors and officers of the surviving corporation of the Merger.

The obligations of the Company and OPKO to consummate the Merger are subject to customary conditions, including, but not limited to, (a) obtaining the required approvals of OPKO's and the Company's stockholders, (b) receiving certain regulatory and antitrust approvals (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), (c) receiving certain clearances or approvals by the Israeli Securities Authority and the Israeli Income Tax Commissioner, (d) the absence of any injunction or similar restraint prohibiting, restricting or making illegal consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, (e) the effectiveness of the registration statement in connection with the issuance of Parent Common Stock in the Merger, (f) the approval by the New York Stock Exchange with respect to the listing of the shares of Parent Common Stock to be issued in the Merger, (g) subject to certain exceptions, the accuracy of the representations and warranties of each party, (h) the performance in all material respects by each party of its obligations under the Merger Agreement, and (i) receipt by each party of an opinion of counsel to the effect that the Merger will qualify as a “reorganization” within the meaning of the Code.

Subject to the satisfaction or waiver of the foregoing conditions and the other terms and conditions contained in the Merger Agreement, the transaction is expected to close in the second half of 2013.

The Merger Agreement contains a “go shop” provision pursuant to which the Company has the right to solicit, encourage, facilitate and engage in discussions and negotiations with third parties with respect to competing proposals (each a “Company Acquisition Proposal”) through June 2, 2013 (the “Solicitation Period End Date”). After the Solicitation Period End Date, the Company may continue discussions until June 22, 2013 (the “Cut-Off Date”) with any party that has submitted a competing proposal that the Board of Directors of the Company and Strategic Alternatives Committee of the Company (the “Special Committee”) determine in good faith would reasonably be expected to result in a Superior Proposal as defined in the Merger Agreement (any such party, a “Continuing Party”).

Immediately following the Solicitation Period End Date, or, with respect to a Continuing Party, the Cut-Off Date, the Company has agreed (a) to cease all discussions and negotiations that may be ongoing with respect to a Company Acquisition Proposal, (b) not to solicit competing acquisition proposals or, subject to certain exceptions, enter into discussions or negotiations concerning, or furnish nonpublic information in connection with, any Company Acquisition Proposal, (c) subject to certain exceptions, that the Board of Directors of the Company will not withdraw or propose to publicly withdraw or modify in a manner that is adverse to OPKO and POM the recommendation of the Board to the Company's stockholders to vote in favor of the Merger Agreement and (d) subject to certain exceptions, that the Board of Directors of the Company shall not adopt, approve or recommend, or allow the Company to execute or enter into, any definitive agreement, or fail to recommend against any tender offer or exchange offer with respect to a Company Acquisition Proposal.

If, after the Solicitation Period End Date and prior to the time that the Company’s stockholders approve the Merger the Company receives a written Company Acquisition Proposal, then, subject to certain restrictions, the Company may take certain of the prohibited actions described above, provided that, after consultation with the Company’s outside financial advisors, the Special Committee determines that such Company Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement), and, after consultation with the Company’s outside legal advisors, failing to take any such actions would likely be inconsistent with the Special Committee’s exercise of its fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for both OPKO and the Company in certain circumstances, including: (a) by mutual written agreement of the parties; (b) by either party if the Merger is not consummated on or before February 23, 2014, provided that such date will be extended by an additional 60 days under certain circumstances, and provided further that such failure is not caused by any breach of the Merger Agreement by the party proposing to terminate; (c) by either party upon a final and nonappealable injunction or similar restraint permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by the Merger Agreement; (d) by either party if the Company’s stockholders fail to approve the transactions contemplated by the Merger Agreement; (e) by OPKO if the Board of Directors of the Company fails to recommend that the Company stockholders approve the Merger Agreement, fails to publicly reaffirm its recommendation of the Merger Agreement in the absence of a publicly announced Company Acquisition Proposal within five business days after OPKO so requests in writing, changes such recommendation or breaches its non-solicitation covenants with respect to third-party proposals or its covenants regarding its obligation to call a stockholders’ meeting to vote on the transactions contemplated by the Merger Agreement; (f) by the Company if there is a Change of Recommendation (as defined in the Merger Agreement); (g) by the Company if the Company enters into a written agreement with respect to a Superior Proposal (as defined in the Merger Agreement); (h) by the Company if all conditions to closing have been satisfied or waived and OPKO and POM fail to complete the closing within three days thereof; (i) by the Company if there is a termination of the employment of, or change in, the chief executive of OPKO as of the date of the Merger Agreement, or (j) by the Company if the Board of Directors of OPKO fails to recommend or changes its recommendation that OPKO’s stockholders approve the issuance of Parent Common Stock to be issued as consideration in the Merger or OPKO’s stockholders do not approve the issuance of Parent Common Stock in connection with the Merger.

If the Merger Agreement is terminated under certain specified circumstances, OPKO or the Company, as the case may be will be required to pay the other a termination fee of $9,600,000 and in certain circumstances the Company will be required to pay OPKO a termination fee of $14,400,000.

The Company has made customary representations and warranties regarding, among other things: organization, standing and corporate power; authority; capitalization; SEC filings; governmental approvals; absence of undisclosed liabilities; absence of certain changes; tax matters; intellectual property; environmental matters; compliance with laws; labor relations; employee benefit plans; material contracts; U.S. export and import controls, Israeli anti-trust provisions; legal proceedings; insurance; and related party transactions.

OPKO and POM have made customary representations and warranties regarding, among other things: organization, standing and corporate power; authority; capitalization; SEC filings; absence of undisclosed liabilities; absence of certain changes or events; tax matters; compliance with laws; and legal proceedings.

The Company, OPKO and POM have made customary covenants in the Merger Agreement, including, among other things, covenants to (i) prepare and file with the Securities and Exchange Commission (the “SEC”), as promptly as reasonably practicable, the registration statement on Form S-4, which will include the proxy statement relating to the special meetings of the Company’s stockholders and OPKO’s stockholders and the prospectus for the offering of OPKO’s common stock in the Merger; and (ii) cooperate with each other and use their respective reasonable best efforts to obtain all consents, approvals and authorizations that are necessary to consummate the transactions contemplated by the Merger Agreement.

Each of the Company and OPKO have additionally agreed, subject to certain exceptions, to conduct its business in the ordinary course consistent with past practice between the execution of the Merger Agreement and the Effective Time and not to take certain actions during such period.

Certain of the Company’s directors, executive officers and stockholders are directors and stockholders of OPKO. Phillip Frost, M.D., the Chairman of the Board of Directors of the Company and a greater than 5% stockholder of the Company is OPKO's Chairman and Chief Executive Officer, and a greater than 5% stockholder of OPKO. Jane H. Hsiao, Ph.D., M.B.A., a stockholder of the Company and a member of the Board of Directors of the Company, is OPKO's Vice Chairman of its Board of Directors and Chief Technical Officer, and a greater than 5% stockholder of OPKO, and Steven D. Rubin, a stockholder of the Company and a member of the Board of Directors of the Company, is OPKO's Executive Vice President – Administration, a member of the Board of Directors of OPKO, and a less than 5% stockholder of OPKO. The Board of Directors of each of the Company and OPKO (with the directors noted above abstaining) has approved the Merger and the Merger Agreement. The transaction was also approved and recommended to the Board of Directors of the Company by the Special Committee, which is comprised of independent and disinterested directors.

This summary and the copy of the Merger Agreement attached hereto as Exhibit 2.1 are included solely to provide investors with information regarding the terms of the Merger Agreement. They are not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. Investors are cautioned that the representations, warranties and covenants included in the Merger Agreement were made by the Company, OPKO and POM to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Merger Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality that may be different from that generally relevant to investors, and are qualified by information disclosed in each of OPKO and PROLOR’s public filings as well as in confidential disclosure schedules that the parties exchanged in connection with the execution of the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between the Company, OPKO and POM rather than to establish matters as facts. The representations and warranties contained in the Merger Agreement are solely for the benefit of the parties to the Merger Agreement. Investors are not third-party beneficiaries under the Merger Agreement and in reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or condition of the Company, OPKO or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or OPKO’s public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that the Company and OPKO publicly file with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning, including statements regarding the benefits resulting from the acquisition of the Company, including whether the Phase 3 clinical trials for hGH-CTP will be commenced or completed on a timely basis or at all, that earlier clinical results may not be reproducible or indicative of future results, that hGH-CTP and/or any of the Company’s compounds under development may fail, may not achieve the expected results or effectiveness and may not generate data that would support the approval or marketing of products for the indications being studied or for other indications, that currently available products, as well as products under development by others, may prove to be as or more effective than the Company’s products for the indications being studied, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in OPKO’s and the Company’s filings with the Securities and Exchange Commission, the ability to obtain regulatory approvals for the transaction on the proposed terms and schedule; the failure of OPKO’s or the Company’s stockholders to approve the transaction; the risk that a condition to closing of the Merger may not be satisfied; the time required to consummate the Merger; the focus of management on Merger-related issues; the risk that the businesses will not be integrated successfully; the risk that any potential synergies from the transaction may not be fully realized or may take longer to realize than expected; new information arising out of clinical trial results; and the risk that the safety and/or efficacy results of existing clinical trials will not support continued clinical development, as well as risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this Current Report on Form 8-K may become outdated over time. OPKO and the Company do not assume any responsibility for updating any forward-looking statements.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from OPKO’s website (www.opko.com). You may also obtain these documents, free of charge, from the Company’s website (www.prolor-biotech.com).

Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between the Company and OPKO, OPKO will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of OPKO and the Company and a prospectus of OPKO. Stockholders of OPKO and the Company are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Stockholders of OPKO and the Company will be able to obtain a copy of the joint proxy statement/prospectus, as well as other filings containing information about the Company and OPKO, without charge, at the SEC’s website (www.sec.gov). Stockholders of OPKO and the Company may also obtain copies of all documents filed with the SEC, without charge, by directing a request to Shachar Shlosberger, PROLOR Biotech, Inc., 7 Golda Meir Street, Weizmann Science Park, Nes-Ziona, Israel 74140, telephone (+972) 8-930-0051, or Steven D. Rubin or Juan F. Rodriguez, OPKO Health, Inc., 4400 Biscayne Blvd., Miami, Florida 33137, telephone (305) 575-4100.

Participants in the Solicitation

The Company, OPKO and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company and OPKO in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in its proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2013, and its Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 15, 2013. These documents are available free of charge at the SEC’s website at www.sec.gov, or by going to the Company’s Investor Relations page on its corporate website at www.prolor-biotech.com. Information about OPKO’s directors and executive officers is set forth in its proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2012, and its Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 18, 2013. These documents are available free of charge at the SEC’s website at www.sec.gov, or by going to OPKO’s Investor Relations page on its corporate website at www.opko.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the joint proxy statement/prospectus.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits.

(d) Exhibits

Exhibit 2.1 – Agreement and Plan of Merger by and among OPKO Health, Inc., POM Acquisition, Inc. and PROLOR Biotech, Inc. dated as of April 23, 2013.(1)

(1)	The exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOR BIOTECH, INC.

Dated: April 29, 2013	By:	/s/ Shai Novik
Name: Shai Novik Title: President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among OPKO Health, Inc., POM Acquisition, Inc. and PROLOR Biotech, Inc. dated as of April 23, 2013.(1)

(1)	The exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.